EXHIBIT 10.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
AstraZeneca Plc


We hereby consent to the incorporation by reference in the registration statement (No. 33-83774) on Form F-3 and the registration statements (No. 333-09060, No. 333-09062, No. 333-65362, No. 33-65366, No. 333-12310, No.
333-12426, No. 333-12428, No. 333-13328 and No. 333-13918) on Form S-8 of
AstraZeneca Plc of our report dated January 30, 2003 with respect to the consolidated group balance sheets of AstraZeneca Plc and subsidiaries as of December 31, 2002 and 2001 and the related consolidated group profit and loss accounts, consolidated group statements of total recognised gains and losses and consolidated statements of group cash flow for each of the years in the three-year period ended December 31, 2002 which report appears in the 2002 Annual Report on Form 20-F of AstraZeneca Plc.



/s/  KPMG AUDIT PLC

KPMG Audit Plc, London


March 25, 2003